UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2015

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 East Foothill Blvd Pasadena, CA	91107
(Address of Principal Executive Offices)	(Zip Code)

(626) 775-3400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grants of Performance-based Restricted Stock Units for Certain Named Executive Officers

On March 31, 2015, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Green Dot Corporation (the “Company”) approved grants for Messrs. Streit and Sgoutas of performance-based restricted stock units (“PSUs”) to acquire shares of the Company’s Class A common stock (“common stock”). PSUs were granted for the following target number of shares of common stock at 100% achievement of the applicable performance metrics described below: 142,587 shares (“target shares”) for Steven W. Streit, the Company’s Chairman and Chief Executive Officer, and 100,000 shares for Konstantinos Sgoutas, the Company’s Chief Revenue Officer. These awards were granted under the 2010 Equity Incentive Plan, as amended. The PSUs are subject to vesting and adjustment based on the achievement of specified performance metrics as set forth below.

Under Mr. Streit’s award, depending on the total shareholder return ranking for the Company as compared to the S&P SmallCap 600 (“relative TSR”) for the period from January 1, 2015 to December 31, 2017, 0% to 150% of the target shares will be eligible to be earned at the end of 2017. Subject to certain exceptions, the award shall vest, if at all, only following the end of the third year of the performance period (i.e., December 31, 2017), and Mr. Streit must be employed by the Company at the end of such period in order to vest in the award. For Mr. Streit to earn any shares under this award, the Company must achieve relative TSR at the 25th percentile of the S&P SmallCap 600, resulting in vesting of 50% of the target shares. Achievement of relative TSR at the 60th percentile of the S&P SmallCap 600 would result in vesting of 100% of the target shares and 150% of the target shares would vest if the company achieves relative TSR at or above the 75th percentile of the S&P SmallCap 600.

The 100,000 shares under Mr. Sgoutas’s award will vest in three equal annual installments over the period from January 1, 2015 to December 31, 2017, depending on the Company’s achievement of year-over-year growth in non-GAAP total operating revenue, excluding revenue generated from acquisitions made in the most recent year. Following the end of any year within the three-year performance period, one-third of the shares will be earned and vest if and only if the Company achieves such “organic revenue” growth of at least 10%. If the Company does not achieve at least this level of performance for a year, then no shares will be earned for that year and he will lose the opportunity to earn one-third of the shares under the award. Subject to certain exceptions, the award shall vest, if at all, only following the end of the applicable year within the performance period, and Mr. Sgoutas must be employed by the Company at the end of such period in order to vest in the award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ John C. Ricci
John C. Ricci General Counsel and Secretary

Date: April 6, 2015